SUBSIDIARIES OF THE REGISTRANT

                                                   State or Providence
                                                    of Incorporation
      Company                                       or Organization
      -------                                       ---------------

Kimmins Contracting Corp............................. Florida

Kimmins Ltd.......................................... Ontario, Canada

Kimmins Industrial Service Corp...................... Delaware

Kimmins Abatement Corp............................... Delaware

ThermoCor Kimmins, Inc............................... Florida
   (f/k/a Kimmins Thermal Corp.)

Kimmins Specialty Contracting, Inc................... Florida

Kimmins Associates, Inc.............................. Delaware

Kimmins Equipment Leasing Corp....................... Florida

TransCor Waste Services, Inc......................... Florida

Bay Area Recycling and Fibers, Inc................... Florida

Kimmins Incorporated................................. Texas

Kimmins International................................ Florida

Factory Street Corporation........................... Tennessee



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